Exhibit 10.1

THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT

     This Third Amendment to Business Loan Agreement (the “Amendment”) is made as of May 12, 2005, between Bank of America, N.A. (“Bank”) and Pacific Sunwear of California, Inc., a California corporation (the “Borrower”).

RECITALS

     A. Borrower and Bank entered into that certain Business Loan Agreement dated as of January 30, 2004, as amended by that certain First Amendment to Business Loan Agreement dated May 7, 2004 and that certain Second Amendment to Business Loan Agreement dated as of August 18, 2004 (as so amended, the “Agreement”).

     B. Borrower and Bank desire to further amend the Agreement as herein provided.

AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2. Amendments. The Agreement is hereby amended as follows:

           2.1 In subsection (c) of Section 7.10 of the Agreement, the first sentence is amended to read as follows:

      “(c) all capital stock repurchases completed prior to August 18, 2004 and any capital stock repurchases completed from and after August 18, 2004 through the Expiration Date not in excess of One Hundred Fifty Million Dollars ($150,000,000) in the aggregate; provided that, after giving effect to such stock repurchase (i) No Event of Default under this Agreement has occurred and is continuing and (ii) Borrower has not less than Fifty Million Dollars ($50,000,000) in Unencumbered Liquid Assets. . . .”

     3. Representations and Warranties. Borrower hereby represents and warrants to Bank that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived, (ii) the representations and warranties of Borrower pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

           4.1 This Amendment duly executed by all parties hereto.

           4.2 Payment of all out-of-pocket expenses, including attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment.

     5. Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK OF AMERICA, N.A.
By:
	Name:	Stephen J. Garvin
	Title:	Managing Director

PACIFIC SUNWEAR OF CALIFORNIA, INC.
By:
	Name:	Frank J. Schools
	Title:	Vice President, Finance and Assistant Secretary

By:
Name:
Title: